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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                    Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  May 31, 2001


                        PRIMUS KNOWLEDGE SOLUTIONS, INC.

             (Exact name of registrant as specified in its charter)


               Washington                    000-26273           91-1350484
----------------------------------------    ------------     -------------------
(State of incorporation or organization)    (Commission      (IRS Employer
                                            File Number)     Identification No.)


                         1601 Fifth Street, Suite 1900
                           Seattle, Washington 98101
                                     98101

                    (Address of principal executive offices)
                                   (Zip Code)

      Registrant's telephone number, including area code: (206) 834-8100
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ITEM 2.   Acquisition or Disposition of Assets

On May 31, 2001, pursuant to an Agreement and Plan of Reorganization, dated as of May 21, 2001 (the "Reorganization Agreement"), Primus Knowledge Solutions, Inc., a Washington corporation ("Company"), acquired AnswerLogic Inc., a Delaware corporation ("AnswerLogic"). The acquisition was effectuated by a merger of AnswerLogic with and into a wholly-owned Delaware subsidiary of the Company ("Sub"). Pursuant to the Merger Agreement, at the Closing, all of the outstanding equity securities and certain outstanding convertible subordinated promissory notes of AnswerLogic were converted into 750,000 shares of Company common stock.


Item 7.   Financial Statements and Exhibits

  (a)  Financial statements of businesses acquired

       The required financial statements of AnswerLogic (together with the related independent auditors' report) will be filed on or prior to August 14, 2001, the 60/th/ day after the date that this initial report on Form 8-K was required to be filed.

  (b)  Pro forma financial information

       The required unauditied pro forma condensed financial statements of the Company and related notes to pro forma condensed financial statements will be filed on or prior to August 14, 2001, the 60/th/ day after the date that this initial report on Form 8-K was required to be filed.

  (c)  Exhibits

       2.1 Agreement and Plan of Reorganization, dated May 21, 2001, by and among Primus Knowledge Solutions, Inc., AL Merger Corp., and AnswerLogic Inc. dated May 31, 2001.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PRIMUS KNOWLEDGE SOLUTIONS, INC.


                                 By /s/ Ronald M. Stevens
                                    ------------------------------------------
                                    Ronald M. Stevens, Chief Financial Officer

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Exhibit 2.1    Agreement and Plan of Reorganization, dated May 21, 2001, by and among Primus Knowledge Solutions, Inc., AL Merger Corp., and AnswerLogic Inc. dated May 31, 2001.

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